ISP Liability for Subscriber Infringements

By
Christopher Sabec

Overview

- *The bad news:*
  - Peer-to-peer piracy is 42% of all North American upload traffic.
- *The good news:*
  - US Law makes piracy illegal
  - Nobody is legally entitled to participate in piracy with impunity -- not even ISPs.
- *The great news:*
  - Rights holders can hold ISPs accountable.

Absent the DMCA, ISPs Risk 3rd Party Liability

- *Fonovisa v. Cherry Auction*
  - Cherry Auction ran a swap meet in Fresno.
  - Vendors paid a fee in exchange for booth space.
  - Cherry Auction repeatedly leased space to vendors who sold counterfeit recordings.
  - Fonovisa repeatedly warned--and eventually sued--Cherry Auction.
  - Established the concepts of contributory and vicarious copyright infringement at the appellate level.

Fonovisa's Two Tests

- Vicarious Liability
  - 2 prong test
    - Be in a position to stop the infringement.
    - Derive a financial benefit from the infringer.
- Contributory Liability -
  - 2 prong test
    - Have knowledge of the infringement.
    - Materially contribute to the infringement.

Enter the DMCA

- Faced with the specter of 3rd party liability, ISPs went to Congress.
- Sought a shield from liability.
- ISPs hit the jackpot with the 4 DMCA safe harbors.
- Note well:
  - ISPs knew they had liability.
  - You don't hire lobbyists and wage a legislative battle from exemption from liability you don't think you have.

17 U.S. Code § 512 (a) through (d)
The Four Safe Harbors

DMCA safe harbors provide protection from 3rd party liability for:

A. Transitory Digital Network Communications (Transmitting);
B. System Caching (Caching);
C. Information Residing on Systems or Networks at the Direction of Users (Storing);
D. Information Location Tools (Linking)

17 U.S. Code § 512 (a) through (d)
The Four Safe Harbors

- Section 512(a) Service Providers -- "Conduits"
  - ISPs
  - Law has yet to develop.
- Section 512(c) Service Providers -- "Hosting Services"
  - YouTube, MP3tunes, Corbis, etc.
  - Where all the current law resides.
  - ISPs favorite straw man:
    - "We don't host, so there's nothing for us to take down."
    - No argument there!
    - Seem to be saying that 512(c) is the only recourse for rights holders and since ISPs are not covered by 512(c), they need take no action.
    - ISPs seem to be implying *their* Safe Harbor is unconditional.

Safe Harbors Are Not Unconditional

- Before a service provider can take advantage of any of the four safe harbors, it must meet the requirements of Section 512(i).
- This requirement is a prerequisite for every DMCA safe harbor and is a fundamental safeguard for copyright owners.
- "Purpose of the conditions for eligibility provision of the DMCA is to deny protection to service providers that tolerate users who flagrantly disrespect copyrights" (*Capitol Records v. MP3tunes).*
- Other courts have described enforcement of this provision as essential to "maintain the 'strong incentives' for service providers to prevent their services from becoming safe havens or conduits for known repeat copyright infringers" *(Perfect 10 v. Cybernet Ventures).*

17 U.S. Code § 512(i)

Conditions for Safe Harbor Eligibility

- (i) Conditions for Eligibility.
  - (1) Accommodation of technology.— The limitations on liability established by this section shall apply to a service provider only if the service provider—
    - (A) has adopted and reasonably implemented, and informs subscribers and account holders of the service provider's system or network of, a policy that provides for the termination in appropriate circumstances of subscribers and account holders of the service provider's system or network who are repeat infringers; and
    - (B) accommodates and does not interfere with standard technical measures.

Two Conditions

- ***Standard Technical Measures:***
  - Refers to means by which copyright owners may identify or protect copyrighted works.
  - ISPs can't thwart efforts to police copyrights.
- ***Repeat Infringer Policy:***
  - *Adopt a policy* that terminates in appropriate circumstances subscribers who are repeat infringers;
  - *Inform their subscribers* and account holders of this policy; and
  - *Reasonably implement* this policy.

Compliant Repeat Infringer Policies

- In *Corbis v. Amazon*, the Court describes a properly adopted ISP infringement policy as one that:
  - Conveys to subscribers that there is a realistic threat of losing "their access to the internet" as a result of repeated infringement.
  - Does not tolerate flagrant or blatant copyright infringement by its users.
- Does not say their access to "content."

What is a Repeat Infringer?

- ISPs must provide for termination in appropriate circumstances of "repeat infringers".
- What is a repeat infringer?
  - Not really defined in the statute.
  - The plain language of the statute would support an interpretation that a repeat infringer is someone who infringes repeatedly.
  - What courts have said is:
    - Service providers that "fail to terminate users despite their persistent and flagrant infringement are not eligible for protection under the safe harbor" (*Capitol Records v. MP3tunes*).
    - Users "who know they lack authorization and nevertheless upload content for the world to experience and copy" are "blatant infringers that internet service providers are obligated to ban" (*Capitol Records v. MP3tunes*).
    - In Corbis, the Court gave as an example of blatant, repeat infringement **<u>the offering of hundreds of audio files for peer to peer copying</u>**.
  - Some ISPs will argue it means **<u>only</u>** an internet subscriber that has been adjudicated by a court as guilty of infringement (presumably twice).
    - Not aware of any court that has ascribed this meaning.
    - Injunctive relief probably renders this interpretation moot.

Why Does This Matter?

- Peer-to-peer piracy is 42% of all North American upload traffic!
  - Includes movies, video games, software, and books.
  - Forecast that this to grow in the by 170% by 2016.
- Currently tracking more than 500,000 subscribers on the top 5 ISPs:
  - Who are blatantly and repeatedly distributing our clients' copyrights.
  - Despite multiple notifications to the ISPs of these infringements.
  - Not simply single songs, but complete movies, entire albums, and full discographies containing hundreds of files.
  - This continues despite the law (and despite the ISPs' own policies).
- This should not be happening:
  - *Courts have held that showing a service provider fails to terminate when it has sufficient evidence to create actual knowledge of repeat infringement is sufficient to prove the inadequacy of a repeat infringer policy under 512(i).*
  - The existing law is good, it just needs to be enforced.

What is the Solution?

- We want to encourage the rights holders to hold ISPs accountable for repeat infringement of their content by seeking termination of repeat infringers.
- There is misconception that the ISPs won't do this, but we have found that many of them will.
- Believe it or not, some ISPs even agree with us!
- Not theoretical:
  - *We are successful every day with this argument.*
  - *More than 140 ISPs that are actually suspending repeat infringers.*

Thank you…

Christopher Sabec

CEO

RIGHTSCORP

cjsabec@rightscorp.com

(310) 751-7511